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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2002 except for Note 3, as to which the date is June 23, 2002, in Amendment 1 to the Registration Statement and related Prospectus of Mail-Well I Corporation for the registration of $350,000,000 of 9 5/8% Senior Notes due 2012.

                                        /s/ Ernst & Young LLP

Denver, Colorado
September 9, 2002